Exhibit 2.1
Execution Version
AGREEMENT AND PLAN OF MERGER
AND REORGANIZATION
by and among
SPACE EXPLORATION TECHNOLOGIES CORP.,
X.AI HOLDINGS CORP.,
K2 MERGER SUB INC.
and
K2 MERGER SUB 2 LLC
January 31, 2026
ii
Table of Contents
(continued)
AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this
“Agreement”), is made and entered into as of January 31, 2026 (the “Agreement Date”), by and among Space Exploration Technologies Corp., a Texas corporation (“SpaceX”), X.AI Holdings
Corp., a Nevada corporation (“xAI”), K2 Merger Sub Inc., a Nevada corporation and wholly owned subsidiary of SpaceX (“First Merger Sub”), and K2 Merger Sub 2 LLC, a Nevada limited liability company and wholly owned subsidiary of SpaceX (“Second Merger Sub” and together with First Merger Sub, the “Merger Subs”).
WHEREAS, in anticipation of the Mergers (as defined below), SpaceX has formed (i)
First Merger Sub and (ii) Second Merger Sub.
WHEREAS, following the satisfaction or waiver of the conditions set forth in Article VII, each of SpaceX, xAI and First Merger Sub will effect the merger of First Merger Sub with and into xAI (the “First Merger”), as a result of which xAI will continue as the surviving entity of the
First Merger (the “First Step Surviving Corporation”) as a wholly owned subsidiary of SpaceX.
WHEREAS, immediately following the First Merger and as part of the same overall transaction as the First Merger, each of SpaceX, the First Step Surviving Corporation and Second
Merger Sub will effect the merger of the First Step Surviving Corporation with and into Second
Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), as a result of which Second Merger Sub will continue as the surviving entity of the Second Merger
(the “Surviving Entity”) as a wholly owned subsidiary of SpaceX.
WHEREAS, the sole director of xAI (the “xAI Board”) has (i) determined that this
Agreement and the transactions contemplated by this Agreement (the “Transactions”), including the Mergers, are advisable, fair to and in the best interests of xAI and its stockholders; (ii)
adopted, approved and declared advisable this Agreement and the Transactions, including the
Mergers, on the terms and subject to the conditions set forth herein; and (iii) subject to the terms hereof, resolved to recommend that xAI’s stockholders approve this Agreement and approve the
Mergers.
WHEREAS, the respective directors of SpaceX and First Merger Sub have unanimously
(i) determined that this Agreement and the Transactions, including the Mergers, are advisable, fair to and in the best interests of each of their respective stockholders; (ii) adopted, approved and declared advisable this Agreement and the Transactions, including the Mergers, on the terms and subject to the conditions set forth herein; and (iii) subject to the terms hereof, resolved to recommend that their respective stockholders approve this Agreement and approve the Mergers.
WHEREAS, the sole member of Second Merger Sub has (i) determined that this
Agreement and the Transactions, including the Mergers, are advisable and fair and (ii) approved and declared advisable this Agreement and the Transactions, including the Mergers, on the terms and subject to the conditions set forth herein.

WHEREAS, SpaceX, xAI, First Merger Sub and Second Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe certain conditions to the Mergers.
WHEREAS, for United States federal income tax purposes, it is intended that the
Mergers, taken together, will constitute an integrated transaction described in Rev. Rul. 2001-46,
2001-2 C.B. 321, that qualifies as a “reorganization” within the meaning of Section 368(a) of the
Internal Revenue Code of 1986 (the “Code”), and that this Agreement and the other documents effectuating the Mergers are intended to be, and are hereby adopted as, a “plan of reorganization”
for purposes of Sections 354, 361 and 368 of the Code and within the meaning of Treasury
Regulations Section 1.368-2(g).
NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
ARTICLE I
THE MERGERS
Section 1.1Formation of Merger Subs.  In anticipation of the Transactions, SpaceX has caused each of First Merger Sub and Second Merger Sub to be organized under the laws of the State of Nevada.
Section 1.2The Mergers.
(a)Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Nevada Revised Statutes (the “NRS”), at the Closing (as defined below)
First Merger Sub shall be merged with and into xAI whereupon the separate corporate existence of First Merger Sub shall cease and xAI shall continue as the surviving corporation of the First
Merger.  The effects and consequences of the First Merger shall be as set forth in this Agreement and the NRS.
(b)Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the NRS, immediately after the First Effective Time (as defined below), the
First Step Surviving Corporation shall be merged with and into Second Merger Sub whereupon the separate corporate existence of the First Step Surviving Corporation shall cease and Second
Merger Sub shall continue as the surviving limited liability company of the Second Merger.  The effects and consequences of the Second Merger shall be as set forth in this Agreement and the
NRS.
(c)In connection with the Mergers, SpaceX shall take such actions as may be necessary to reserve, prior to the Mergers, a sufficient number of shares of SpaceX Stock to permit the issuance of shares of SpaceX Stock to the holders of shares of xAI Stock as of the
First Effective Time (as defined below) in accordance with the terms of this Agreement.

Section 1.3Closing.  The closing of the Mergers (the “Closing”) shall take place on
February 2, 2026, subject to the satisfaction or waiver of all of the conditions set forth in Article
VII (other than those conditions that by their terms are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions), unless another time or date is agreed to in writing by the parties hereto (the date of the Closing, the “Closing Date”).
Section 1.4Effective Times.  Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Mergers to be consummated by (a)
filing with the Nevada Secretary of State articles of merger (the “First Articles of Merger”) with respect to the First Merger, duly executed and completed in accordance with the relevant provisions of the NRS, and shall make all other filings or recordings required under the NRS, and immediately thereafter (b) filing with the Nevada Secretary of State articles of merger (the
“Second Articles of Merger”) with respect to the Second Merger, duly executed and completed in accordance with the relevant provisions of the NRS, and shall make all other filings or recordings required under the NRS.  The First Merger shall become effective upon the valid filing of the First Articles of Merger with the Nevada Secretary of State or at such later time as agreed between the parties and set forth in the First Articles of Merger (such time as the First
Merger becomes effective, the “First Effective Time”).  The Second Merger shall become effective upon the valid filing of the Second Articles of Merger with the Nevada Secretary of
State or at such later time as agreed between the parties and set forth in the Second Articles of
Merger (such time as the Second Merger becomes effective, the “Second Effective Time”);
provided, however, that the Second Effective Time shall only occur after the First Effective
Time.
ARTICLE II
THE SURVIVING COMPANIES
Section 2.1First Step Surviving Corporation Matters.
(a)At the First Effective Time, the Articles of Incorporation of xAI shall be amended to be in the form set forth as Exhibit A hereto (the “xAI Articles”), and the Bylaws of
xAI shall be amended to read in their entirety as the Bylaws of First Merger Sub as in effect immediately prior to the First Effective Time (except that references to the name of First Merger
Sub shall be replaced by references to the name of xAI), in each case until thereafter amended in accordance with applicable Law.
(b)The directors of First Merger Sub immediately prior to the First Effective
Time shall be the directors of the First Step Surviving Corporation from and after the First
Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.  The officers of xAI immediately prior to the
First Effective Time shall be the officers of the First Step Surviving Corporation from and after the First Effective Time until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.
Section 2.2Surviving Entity Matters.

(a)At the Second Effective Time, the Articles of Organization of the Surviving
Entity shall be the Articles of Organization of Second Merger Sub as in effect immediately prior to the Second Effective Time (except that references to the name of Second Merger Sub shall be replaced by references to the name of “X.AI Holdings LLC”), and the limited liability company agreement of the Surviving Entity shall be the limited liability company agreement of Second
Merger Sub as in effect immediately prior to the Second Effective Time (except that references to the name of Second Merger Sub shall be replaced by references to the name of “X.AI
Holdings LLC”), in each case until thereafter amended in accordance with applicable Law.
(b)The officers of Second Merger Sub immediately prior to the Second
Effective Time shall be the officers of the Surviving Entity from and after the Second Effective
Time until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.
ARTICLE III
EFFECT OF THE MERGERS ON CAPITAL STOCK
Section 3.1Effect on Capital Stock.
(a)First Merger.  As of the First Effective Time, by virtue of the First Merger and without any action on the part of SpaceX, xAI, First Merger Sub or the holders of any shares of xAI Stock (or options thereon) or SpaceX Stock, but subject to Section 3.5 and Section 3.8:
(i)Each issued and outstanding share of xAI Low Vote Stock (other than Canceled xAI Shares) (A) held by a Person that is not a Service Provider or
(B) held by a Person that is a Service Provider, but only with respect to those shares for which such Service Provider does not make an xAI Stock Cash Election in accordance with Section 3.8, shall be converted into the right to receive 0.1433
(the “Exchange Ratio”) fully paid and nonassessable shares of SpaceX Class A
Common Stock (the “Low Vote Stock Merger Consideration”).  As of the First
Effective Time, all such shares of xAI Low Vote Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist.  As of the First Effective Time, each holder of a certificate or book-entry share representing any such shares of xAI Low Vote Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender thereof, the Low Vote Stock Merger Consideration in accordance with Section 3.4.  All shares of SpaceX Class A Common Stock issued in exchange for xAI Restricted
Shares in respect of xAI Class A Common Stock (the “xAI Class A Restricted
Shares”) shall have, and shall be subject to, the same terms and conditions
(including the vesting terms) as applied to the corresponding xAI Class A
Restricted Share immediately prior to the First Effective Time, and the number of shares of SpaceX Class A Restricted Shares subject to such restrictions shall be determined by multiplying the number of xAI Class A Restricted Shares held immediately prior to the First Effective Time by the Exchange Ratio, rounding up to the nearest whole number of shares of SpaceX Class A Restricted Shares.
Within thirty (30) days following the First Effective Time, each holder of a

SpaceX Class A Restricted Share relating to an xAI Class A Restricted Share for which an election authorized by Section 83(b) of the Code (an “83(b) Election”)
was previously made shall file with the Internal Revenue Service an 83(b)
Election with respect to such SpaceX Class A Restricted Share and deliver to
SpaceX a copy of such election promptly after its filing.
(ii)Each issued and outstanding share of xAI High Vote Stock (other than Canceled xAI Shares) (A) held by a Person that is not a Service Provider or
(B) held by a Person that is a Service Provider, but only with respect to those shares for which such Service Provider does not make an xAI Stock Cash Election in accordance with Section 3.8, shall be converted into the right to receive a number of fully paid and nonassessable shares of SpaceX Class B Common Stock equal to the Exchange Ratio (the “High Vote Stock Merger Consideration”).  As
of the First Effective Time, all such shares of xAI High Vote Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist.  As of the First Effective Time, each holder of a certificate or book-
entry share representing any such shares of xAI High Vote Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender thereof, the High Vote Stock Merger Consideration in accordance with
Section 3.4.  All shares of SpaceX Class B Common Stock issued in exchange for
xAI Restricted Shares in respect of xAI Class B Common Stock (the “xAI Class B
Restricted Shares”) shall have, and shall be subject to, the same terms and conditions (including the vesting terms) as applied to the corresponding xAI Class
B Restricted Share immediately prior to the First Effective Time, and the number of shares of SpaceX Class B Restricted Shares subject to such restrictions shall be determined by multiplying the number of xAI Class B Restricted Shares held immediately prior to the First Effective Time by the Exchange Ratio, rounding up to the nearest whole number of shares of SpaceX Class B Restricted Shares.
Within thirty (30) days following the First Effective Time, each holder of a
SpaceX Class B Restricted Share relating to an xAI Class B Restricted Share for which an 83(b) Election was previously made shall file with the Internal Revenue
Service an 83(b) Election with respect to such SpaceX Class B Restricted Share and deliver to SpaceX a copy of such election promptly after its filing.
(iii)Each issued and outstanding share of xAI Stock held by a Person that is a Service Provider, but only with respect to those shares (A) that are not
xAI Restricted Shares as of the Election Deadline (as defined below) and (B) for which such Service Provider has validly made an xAI Stock Cash Election in accordance with Section 3.8, shall be converted into the right to receive an amount of cash equal to $75.46 per share (the “Cash Merger Consideration”).  As of the First Effective Time, all such shares of xAI Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist.  As of the First Effective Time, each holder of a certificate or book-entry share representing any shares of xAI Stock that makes an xAI Stock Cash
Election shall cease to have any rights with respect thereto, except the right to receive, upon the surrender thereof, the Cash Merger Consideration in accordance with Section 3.8.
(iv)Each share of common stock of First Merger Sub issued and outstanding immediately prior to the First Effective Time shall be converted into one fully paid and nonassessable share of xAI Class A Common Stock, as the common stock of the First Step Surviving Corporation.
(v)Each share of xAI Stock that is owned by SpaceX immediately prior to the First Effective Time shall automatically be canceled and retired
(“Canceled xAI Shares”) and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.
(vi)Any contractual rights to acquire shares of Series E Preferred
Stock of xAI (“Committed xAI Series E Preferred Stock”) pursuant to that certain
Series E Preferred Stock Purchase Agreement, dated as of December 19, 2025, by and among xAI and the purchasers listed on Exhibit A thereto (as amended, the
“xAI Stock Purchase Agreement”), for which the closing thereunder has not occurred by the First Effective Time, shall be converted into the right to acquire a number of shares of SpaceX Class A Common Stock equal to (A) the number of shares of xAI Series E Preferred Stock issuable pursuant to such rights, multiplied by (B) the Exchange Ratio, in each case subject to the applicable purchaser’s payment in full of the cash purchase price for such shares as set forth in the xAI
Stock Purchase Agreement.
(b)Second Merger.  As of the Second Effective Time, by virtue of the Second
Merger and without any action on the part of SpaceX, First Step Surviving Corporation, Second
Merger Sub, or the holders of any shares of xAI Stock (or options thereon) or SpaceX Stock, each share of the First Step Surviving Corporation issued and outstanding immediately prior to the Second Effective Time shall be canceled and retired and shall cease to exist without any conversion thereof and no payment or distribution shall be made with respect thereto.
Section 3.2Treatment of Equity Awards.
(a)XAI Options.  Each xAI Option that is outstanding and unexercised immediately prior to the First Effective Time (whether or not vested) shall, as of the First
Effective Time, automatically and without any action on the part of the holder thereof, be assumed by SpaceX and converted into a SpaceX Option in respect of SpaceX Class A Common
Stock (where such xAI Option is in respect of xAI Low Vote Stock) or SpaceX Class B Common
Stock (where such xAI Option is in respect of xAI High Vote Stock).  Each such SpaceX Option shall continue to have, and shall be subject to, the same terms and conditions (including the vesting and exercisability conditions) as applied to the corresponding xAI Option immediately prior to the First Effective Time, and (i) the number of shares of SpaceX Class A Common Stock or SpaceX Class B Common Stock, as applicable, subject to such SpaceX Option shall be determined by multiplying the number of shares of xAI Class A Common Stock or xAI Class B
Common Stock, as applicable, subject to such xAI Option immediately prior to the First
Effective Time by the Exchange Ratio, rounding down to the nearest whole number of shares and (ii) the per-share exercise price of such xAI Option shall be determined by dividing the exercise price per share of xAI Class A Common Stock or xAI Class B Common Stock, as
applicable, at which such xAI Option was exercisable immediately prior to the First Effective
Time by the Exchange Ratio, rounding up to the nearest whole cent; provided, however, that the exercise price and the number of shares of SpaceX Class A Common Stock or SpaceX Class B
Common Stock, as applicable, purchasable pursuant to the SpaceX Options shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any xAI Option to which Section 422 of the Code applies, the exercise price and the number of shares of SpaceX Class A Common Stock or SpaceX Class B Common Stock, as
applicable, purchasable pursuant to such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of
Section 424(a) of the Code.  Notwithstanding the foregoing, each xAI Option that (i) is outstanding and unexercised immediately prior to the First Effective Time and (ii) is vested prior to the Election Deadline shall have the right to elect, pursuant to an Option Cash Election in accordance with Section 3.2(c), to receive an amount in cash, without interest, equal to (A) the number of shares of xAI Class A Common Stock or xAI Class B Common Stock, as applicable, subject to such xAI Option immediately prior to the First Effective Time, multiplied by (B) the excess of the Cash Merger Consideration over the per-share exercise price of such xAI Option immediately prior to the First Effective Time (the “Option Cash Consideration”).  SpaceX shall cause the Surviving Entity to pay the Option Cash Consideration, less applicable taxes and withholdings, by no later than the first regularly scheduled payroll date that is 10 Business Days after the Election Deadline.
(b)XAI RSUs.
(i)Each xAI RSU that is (i) outstanding immediately prior to the First
Effective Time and (ii) vested prior to the Election Deadline for which the holder thereof makes an RSU Cash Election in accordance with Section 3.2(c) shall, as of the First Effective Time, automatically and without any action on the part of the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest, equal to (A) the number of shares of xAI Class A
Common Stock or xAI Class B Common Stock, as applicable, subject to such xAI
RSU immediately prior to the First Effective Time, multiplied by (B) the Cash
Merger Consideration (the “RSU Cash Consideration”).  SpaceX shall cause the
Surviving Entity to pay the RSU Cash Consideration, less applicable taxes and withholdings, by no later than the first regularly scheduled payroll date that is 10
Business Days after the Election Deadline (but in any event no later than March
15, 2026).
(ii)Each xAI RSU that is (i) outstanding immediately prior to the First
Effective Time and (ii) vested prior to the Election Deadline for which the holder thereof does not make an RSU Cash Election in accordance with Section 3.2(c)
shall, as of the First Effective Time, automatically and without any action on the part of the holder thereof, be canceled and converted into the right to receive a number of shares of SpaceX Class A Common Stock (where such xAI RSU is in respect of xAI Low Vote Stock) or SpaceX Class B Common Stock (where such
xAI RSU is in respect of xAI High Vote Stock) equal to (A) the number of shares of xAI Class A Common Stock or xAI Class B Common Stock, as applicable, subject to such xAI RSU immediately prior to the First Effective Time, multiplied by (B) the Exchange Ratio.  SpaceX shall cause the Surviving Entity to deliver the shares of SpaceX Class A Common Stock or SpaceX Class B Common Stock,
as applicable, contemplated by this Section 3.2(b)(ii) to the applicable holders, less applicable taxes and withholdings, by no later than February 27, 2026;
provided, however, that the applicable taxes and withholdings shall be satisfied by either (x) withholding from the shares of SpaceX Class A Common Stock or
SpaceX Class B Common Stock, as applicable, issuable in accordance with this
Section 3.2(b)(ii) a number of shares of SpaceX Class A Common Stock or
SpaceX Class B Common Stock, as applicable, equal to the amount of such taxes and withholdings, divided by $526.59 or (y) at the election of such holder through an electronic or online election system designated by SpaceX no later than 6:00
p.m. (Pacific Time) on February 25, 2026 (the “RSU Tax Payment Deadline”),
payment by such holder to xAI of an amount in cash equal to the total amount or a portion of such taxes and withholdings by no later than the RSU Tax Payment
Deadline in accordance with procedures established by SpaceX with any remaining taxes and withholdings satisfied in accordance with clause (x) above.
(iii)Each xAI RSU that is (i) outstanding immediately prior to the First
Effective Time and (ii) unvested as of the Election Deadline shall, as of the First
Effective Time, automatically and without any action on the part of any holder thereof, be assumed by SpaceX and converted into a SpaceX RSU in respect of
SpaceX Class A Common Stock (where such xAI RSU is in respect of xAI Low
Vote Stock) or SpaceX Class B Common Stock (where such xAI RSU is in respect of xAI High Vote Stock).  Each such SpaceX RSU shall have, and shall be subject to, the same terms and conditions (including the vesting and settlement terms) as applied to the corresponding xAI RSU immediately prior to the First
Effective Time, and the number of shares of SpaceX Class A Common Stock or
SpaceX Class B Common Stock, as applicable, subject to such SpaceX RSU shall be determined by multiplying the number of shares of xAI Class A Common
Stock or xAI Class B Common Stock, as applicable, subject to such xAI RSU immediately prior to the First Effective Time by the Exchange Ratio, rounding up to the nearest whole number of shares.
(c)XAI Option Election; XAI RSU Election.
(i)Each holder of an xAI Option or an xAI RSU that is vested prior to the Election Deadline that is a Service Provider shall be entitled to elect, following the First Effective Time, to receive a cash payment in lieu of receiving a SpaceX Option or receiving SpaceX Class A Common Stock or SpaceX Class B
Common Stock, as applicable, upon settlement of the applicable SpaceX RSU, respectively, with respect to all or any portion of such holder’s xAI Options or
xAI RSUs that are vested prior to the Election Deadline.  The Option Cash
Election shall be made through an electronic or online election system designated by SpaceX, which shall have such other provisions as SpaceX may reasonably specify (an “Option Election”).  The RSU Cash Election shall be made through such electronic or online election system, which shall have such other provisions as SpaceX may reasonably specify (a “RSU Election” and together with the
Option Election, an “Equity Award Election”).  As promptly as practicable after the Closing Date, the Surviving Entity shall deliver through such electronic or online election system the respective Equity Award Election to each Service
Provider that holds applicable xAI Equity Awards.
(ii)Any Option Cash Election and RSU Cash Election shall have been properly made only if the Surviving Entity shall have actually received a properly completed applicable Equity Award Election by 6:00 p.m. (Pacific Time) on
February 27, 2026 (the “Election Deadline”).  The Surviving Entity shall grant
SpaceX access to such electronic or online election system.  In the event an
Equity Award Election is not properly completed by a Service Provider and received by the Surviving Entity prior to the Election Deadline, such Service
Provider shall automatically be deemed to have not made an Option Cash Election and/or RSU Cash Election.  Any Equity Award Election may be revoked or changed by a Service Provider submitting such Equity Award Election by written notice received by the Surviving Entity prior to the Election Deadline.  In the event that an Equity Award Election is revoked prior to the Election Deadline, such Service Provider shall automatically be deemed to have not made an Option
Cash Election and/or RSU Cash Election, except to the extent a subsequent
Option Cash Election and/or RSU Cash Election is properly made with respect to all of such applicable xAI Equity Awards by delivery of a properly completed
Equity Award Election prior to the Election Deadline; provided, however, that any revocation or change received after the Election Deadline from a holder who previously made an election with respect to a vested xAI Option that is intended to constitute an “incentive stock option” under Section 422 of the Code shall no longer be permitted to participate in the Option Cash Election with respect to such incentive stock options.  None of the Surviving Entity, SpaceX or any other
Person shall be under any obligation to notify any Service Provider or any other
Person of any defect in an Equity Award Election.
(d)XAI Stock Plans.  As of the First Effective Time, the xAI Stock Plans,
including all of the rights, powers, responsibilities and obligations set forth therein, shall be assumed by SpaceX.
(e)Further Actions.  Prior to the First Effective Time, xAI shall take all necessary action to effectuate the provisions of this Section 3.2.  SpaceX shall reserve for future issuance a number of shares of SpaceX Common Stock at least equal to the number of shares of
SpaceX Class A Common Stock and SpaceX Class B Common Stock, as applicable, that will be subject to the SpaceX Options and the SpaceX RSUs as a result of the actions contemplated by this Section 3.2.
Section 3.3Treatment of Warrants.  Any xAI Warrant that is outstanding immediately prior to the First Effective Time shall, by virtue of the First Merger and without any action on the part of xAI or any holder of any xAI Warrants, be automatically cashless exercised, in accordance with its terms, for shares of xAI Class A Common Stock and cash in respect of any fractional interest.  As of the First Effective Time, such xAI Class A Common Stock shall be treated in accordance with Section 3.1.
Section 3.4Exchange of Shares and Certificates.
(a)Exchange Procedures.  Prior to the First Effective Time, SpaceX shall appoint an Exchange Agent to act as the agent for the purpose of exchanging Certificates and
Book-Entry Shares for the applicable Merger Consideration pursuant to Section 3.1.  On the
Closing Date, SpaceX shall deposit, or cause to be deposited, with the Exchange Agent an aggregate number of shares of SpaceX Common Stock to be issued in non-certificated book-
entry form sufficient to deliver the number of shares of SpaceX Common Stock required to be delivered in respect of shares of xAI Stock.  As soon as reasonably practicable after the First
Effective Time, SpaceX shall deliver to each holder of record of a certificate (a “Certificate”)
that immediately prior to the First Effective Time represented outstanding shares of xAI Stock whose shares were converted into the right to receive the applicable Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to SpaceX, and which shall be in such form and have such other provisions as SpaceX may reasonably specify) and (ii)
instructions for use in effecting the surrender of the Certificates in exchange for the applicable
Merger Consideration.  Upon surrender of a Certificate for cancellation to SpaceX or to such other agent or agents as may be appointed by SpaceX, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor that number of whole shares of SpaceX Stock that such holder has the right to receive pursuant to the provisions of this Article III, and the Certificate so surrendered shall forthwith be canceled.
Notwithstanding anything to the contrary contained in this Agreement, any holder of a book-
entry share that immediately prior to the First Effective Time represented outstanding shares of
xAI Stock (a “Book-Entry Share”) will not be required to deliver a Certificate or an executed letter of transmittal to the Exchange Agent to receive the applicable Merger Consideration that such holder is entitled to receive pursuant to this Article III.  In lieu thereof, each holder of record of one or more Book-Entry Shares whose shares were converted into the right to receive the applicable Merger Consideration shall, upon receipt by the Exchange Agent of such evidence, if any, as the Exchange Agent may reasonably request, be entitled to receive in exchange therefor that number of whole shares of SpaceX Stock that such holder has the right to receive pursuant to the provisions of this Article III, and the Book-Entry Shares of such holder shall forthwith be canceled.  If any portion of the applicable Merger Consideration is to be registered in the name of a person other than the person in whose name the applicable surrendered Certificate or Book-Entry Share is registered, it shall be a condition to the registration of such Merger Consideration that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such delivery of the Merger Consideration shall pay to SpaceX any transfer or other taxes required by reason of such registration in the name of a person other than the registered holder of such Certificate or
Book-Entry Share or establish to the reasonable satisfaction of SpaceX that such tax has been paid or is not applicable.  Until surrendered as contemplated by this Section 3.4, or an xAI Stock
Cash Election is made pursuant to Section 3.8, as applicable, each Certificate or Book-Entry
Share shall be deemed at any time after the First Effective Time to represent only the right to receive, upon such surrender, the Low Vote Stock Merger Consideration or the High Vote Stock

Merger Consideration, as applicable, or, upon such election, the Cash Merger Consideration, as applicable.  No interest shall be paid or shall accrue for the benefit of holders of Certificates or
Book-Entry Shares on the applicable Merger Consideration payable upon the surrender of
Certificates or Book-Entry Shares.
(b)Distributions with Respect to Unexchanged Shares.  Subject to the effect of applicable Laws, following surrender of any such Certificate or Book-Entry Share, there shall be paid to the holder of shares of SpaceX Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the First Effective Time theretofore paid with respect to such shares of SpaceX Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the First Effective Time, but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of SpaceX Stock.
(c)No Further Ownership Rights in XAI Stock.  All shares of SpaceX Stock issued upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this Article III shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of xAI Stock theretofore represented by such Certificates or Book-Entry
Shares, and there shall be no further registration of transfers on the stock transfer books of the
First Step Surviving Corporation or Surviving Entity of the shares of xAI Stock that were outstanding immediately prior to the First Effective Time.  If, after the First Effective Time,
Certificates or Book-Entry Shares are presented to SpaceX for any reason, they shall be canceled and exchanged as provided in this Article III, except as otherwise provided by Law.
(d)No Liability.  None of SpaceX, xAI, First Merger Sub, Second Merger Sub,
the First Step Surviving Corporation or the Surviving Entity shall be liable to any person in respect of any portion of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.  If any Certificate or Book-Entry Share has not been surrendered prior to seven years after the First Effective Time or immediately prior to such earlier date on which any cash, any shares of SpaceX Common Stock or any dividends or distributions with respect to SpaceX Common Stock in respect of such Certificate or Book-Entry
Share would otherwise escheat to or become the property of any Governmental Body (as defined below), any such shares, cash, dividends or distributions in respect of such Certificate or Book-
Entry Share shall, to the extent permitted by applicable Law, become the property of SpaceX, free and clear of all claims or interests of any person previously entitled thereto.
(e)Withholding Rights.  Each of SpaceX and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this
Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law.  Any amounts that are so deducted or withheld shall be paid over to or deposited with the relevant
Governmental Body and shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made.
(f)Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by SpaceX, the posting by such person of a bond in such reasonable amount as SpaceX may direct as indemnity against any claim that may be made against it with respect to such Certificate, SpaceX shall deliver in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration with respect to the shares of xAI Stock formerly represented thereby, and unpaid dividends and distributions on shares of SpaceX Stock deliverable in respect thereof, pursuant to this Agreement.
(g)Fractional Shares.  No fractional shares of SpaceX Stock shall be issued in connection with the Mergers, and no certificates or scrip for any such fractional shares shall be issued.  Notwithstanding any other provision of this Agreement, each holder of shares of xAI
Stock converted pursuant to the Mergers who would otherwise have been entitled to receive a fraction of a share of SpaceX Stock (after taking into account all Certificates and Book-Entry
Shares held by such holder and the aggregate number of shares of SpaceX Stock represented thereby) shall have such fraction of a share rounded up to the nearest share.
Section 3.5Dissenters’ Rights.  No later than 10 days after the First Effective Time, the Surviving Entity shall deliver to each holder of shares of xAI Stock the notice required pursuant to Section 92A.430 of the NRS.  Notwithstanding anything in Section 3.1, Section 3.2 or Section 3.3 to the contrary, if any holder of shares of xAI Stock that has not consented to the
First Merger validly demands payment of the fair value of such shares in accordance with
Sections 92A.300 through 92A.500 of the NRS and has not otherwise failed to perfect or shall not have effectively withdrawn or lost its rights to require such shares to be purchased for cash under the NRS, such holder will not be entitled to receive the applicable Merger Consideration with respect to such shares but shall instead be entitled to have such shares purchased for cash at fair value as agreed upon or determined in accordance with the provisions of Sections 92A.460 through 92A.500 of the NRS.  If any such holder effectively withdraws or loses (through passage of time, failure to demand or perfect, or otherwise) the right to demand and perfect dissenters’
rights under the NRS, then, as of the occurrence of such event, such holder’s shares shall automatically be converted into and represent only the right to receive the applicable Merger
Consideration pursuant to and subject to Section 3.1, Section 3.2 and Section 3.3 without interest thereon upon surrender of the Certificates or Book-Entry Shares pursuant to Section 3.4.
Section 3.6Certain Adjustments.  If between the date of this Agreement and the First
Effective Time, the outstanding shares of SpaceX Stock or xAI Stock are changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares, dividend payable in stock or other securities or other similar transaction, the Exchange Ratio and related provisions, without duplication, shall be appropriately adjusted to proportionately reflect such reclassification, recapitalization, split-up, combination, exchange, dividend or other similar transaction and to provide to the holders of
SpaceX Stock, SpaceX Equity Awards, xAI Stock, xAI Equity Awards or Committed xAI Series
E Preferred Stock, as applicable, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or other similar transaction.
Section 3.7Further Assurances.  At and after the First Effective Time, the officers and directors, managers or members, as applicable, of the First Step Surviving Corporation and the
Surviving Entity shall be authorized to execute and deliver, in the name and on behalf of xAI, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf thereof, any other actions and things necessary to vest, perfect or confirm of record or otherwise in favor of SpaceX any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by SpaceX as a result of, or in connection with, the Mergers.
Section 3.8XAI Stock Election.
(a)Each holder of xAI Class A Common Stock, xAI Class B Common Stock and xAI Series A Preferred Stock (together, “Eligible xAI Stock”) (excluding all shares that are
xAI Restricted Shares as of the Election Deadline) that is a Service Provider shall be entitled to elect, following the First Effective Time, to receive a cash payment in lieu of SpaceX Stock with respect to all or any portion of such holder’s Eligible xAI Stock (excluding all shares that are xAI
Restricted Shares as of the Election Deadline).  The xAI Stock Cash Election shall be made through an electronic or online election system designated by SpaceX, which shall be in such form and have such other provisions as SpaceX may reasonably specify (a “xAI Stock
Election”).  As promptly as practicable after the Closing Date, the Surviving Entity shall deliver through such electronic or online election system an xAI Stock Election to each such Service
Provider.
(b)Any xAI Stock Cash Election shall have been properly made only if the
Surviving Entity shall have actually received a properly completed xAI Stock Election by the
Election Deadline.  The Surviving Entity shall grant SpaceX access to such electronic or online election system.  In the event an xAI Stock Election is not properly completed by a Service
Provider and received by the Surviving Entity prior to the Election Deadline, the shares of
Eligible xAI Stock held by such Service Provider shall automatically be converted into the Low
Vote Stock Merger Consideration or the High Vote Stock Merger Consideration, as applicable, in accordance with Section 3.1.  Any xAI Stock Election may be revoked or changed by a
Service Provider submitting such xAI Stock Election through an electronic or online election system designated by SpaceX prior to the Election Deadline.  In the event an xAI Stock Election is revoked prior to the Election Deadline, the shares of Eligible xAI Stock represented by such
xAI Stock Election shall automatically be converted into the Low Vote Stock Merger
Consideration or the High Vote Stock Merger Consideration, as applicable, except to the extent a subsequent xAI Stock Cash Election is properly made with respect to all of such shares of
Eligible xAI Stock by proper completion of an xAI Stock Election prior to the Election Deadline.
None of the Surviving Entity, SpaceX or any other Person shall be under any obligation to notify any Service Provider or any other Person of any defect in an xAI Stock Election.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF XAI
Except as set forth in the xAI Disclosure Letter attached as Exhibit B hereto, xAI hereby represents and warrants to SpaceX as follows:
Section 4.1Organization.

(a)Each of xAI and the Subsidiaries of xAI (the “xAI Subsidiaries”) is a
corporation, limited liability company or limited partnership (or other applicable entity type in its local jurisdiction of organization) duly organized and validly existing.
(b)The articles of incorporation and bylaws of xAI, as in effect on the date of this Agreement, are set forth in Section 4.1(b) of the xAI Disclosure Letter.
Section 4.2Capitalization.
(a)As of January 30, 2026, the authorized capital stock of xAI consists of
11,274,251,818 shares, divided into (i) 7,945,905,670 shares of xAI Common Stock subdivided into (x) 5,935,905,670 shares of xAI Class A Common Stock, of which 1,019,008,251 are issued and outstanding (and of which 106,716 are xAI Class A Restricted Shares), (y) 2,000,000,000
shares of xAI Class B Common Stock, of which 123,880,157 are issued and outstanding (and of which 44,623,284 are xAI Class B Restricted Shares), and (z) 10,000,000 shares of xAI Limited
Voting Common Stock, of which 7,109,358 are issued and outstanding, and (ii) 3,328,346,148 shares of xAI Preferred Stock subdivided into (u) 1,000,000,000 shares of xAI Series A Preferred
Stock, of which 750,000,000 are issued and outstanding, (v) 1,000,000,000 shares of xAI Series
A-1 Preferred Stock, of which none are issued and outstanding, (w) 584,879,333 shares of xAI
Series B Preferred Stock, all of which are issued and outstanding, (x) 277,140,000 shares of xAI
Series C Preferred Stock, of which 277,136,234 are issued and outstanding, (y) 174,781,626 shares of xAI Series D Preferred Stock, all of which are issued and outstanding, and (z)
291,545,189 shares of xAI Series E Preferred Stock, of which 254,185,803 are issued and outstanding and 35,117,942 are Committed xAI Series E Preferred Stock.  As of such date,
322,265,035 shares of xAI Common Stock were reserved for future issuance under the xAI Stock
Plans, inclusive of shares issuable with respect to xAI Options and xAI RSUs.  As of such date,
14,328,335 shares of xAI Class A Common Stock and 16,651,214 shares of xAI Class B
Common Stock were issuable upon the exercise of outstanding xAI Options, 81,031,961 shares of xAI Class A Common Stock and 1,516,667 shares of xAI Class B Common Stock were issuable upon the settlement of xAI RSUs, and 54,705 shares of xAI Class A Common Stock were issuable upon the exercise of outstanding xAI Warrants.  Such issued and outstanding shares of xAI Stock have been, and all shares that may be issued pursuant to any xAI Stock Plan,
xAI Warrant or as contemplated or permitted by this Agreement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, or in the case of shares that have not yet been issued, will be, fully paid and nonassessable and free of preemptive rights.  Since January 30, 2026, xAI has not authorized the creation or issuance of, or issued, or authorized or effected any split-up or any other recapitalization of, any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock.  XAI has not agreed to take any such action, and there are no outstanding contractual obligations of xAI of any kind to redeem, purchase or otherwise acquire any outstanding shares of capital stock of xAI.  Other than the xAI Stock, there are no outstanding bonds, debentures, notes or other indebtedness or securities of xAI having the right to vote (or, other than the outstanding xAI Equity Awards, convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of xAI may vote.  Neither xAI nor any xAI
Subsidiary is a party to any voting agreement with respect to any xAI securities or securities of any wholly owned xAI Subsidiary.

(b)Except as set forth in Section 4.2(a) or with respect to the outstanding xAI
Equity Awards, (i) as of January 30, 2026, no shares of capital stock or other voting securities of
xAI are issued, reserved for issuance or outstanding, and (ii) there are no outstanding securities, options, equity or equity-based compensation, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which xAI or any of the xAI Subsidiaries is a party or by which any of them is bound obligating xAI or any of the xAI Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of xAI or of any of the xAI Subsidiaries or obligating xAI or any of the xAI
Subsidiaries to issue, grant, extend or enter into any such security, option, equity or equity-based compensation, warrant, call, right, commitment, agreement, arrangement or undertaking.
(c)Section 4.2(c) of the xAI Disclosure Letter contains a complete and accurate list of all contracts or other agreements between xAI and any holder of xAI capital stock relating to the capital stock of such holder.
Section 4.3Authorization; No Conflict.
(a)XAI has the requisite corporate power and authority to enter into and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party and, subject to receipt of the xAI Stockholder Approval (as defined below), to carry out its obligations hereunder and thereunder and to consummate the Transactions, and no other corporate proceedings on the part of xAI or any of the xAI Subsidiaries are necessary to authorize the execution and delivery of this Agreement and the performance by xAI of its obligations hereunder.  The execution and delivery of this Agreement by xAI, the performance by xAI of its obligations hereunder and the consummation by xAI of the Transactions have been duly authorized by the xAI Board.  This Agreement has been duly executed and delivered by xAI and assuming due execution and delivery by the other parties hereto constitutes a valid and binding obligation of xAI, enforceable in accordance with its terms, subject to bankruptcy, insolvency or similar Laws affecting the enforcement of creditors rights generally and equitable principles of general applicability.
(b)Neither the execution, delivery or performance of this Agreement by xAI nor the consummation by xAI of the Transactions nor compliance by xAI with any of the provisions herein will result in a violation or breach of or conflict with the articles of incorporation or bylaws or other similar organizational documents of xAI.
(c)No consent, approval, order or authorization of, or registration, declaration or filing with, any United States or foreign governmental or regulatory agency, commission, court, body, entity or authority (each, a “Governmental Body”) is necessary to be obtained or made by xAI in connection with xAI’s execution, delivery and performance of this Agreement or the consummation by xAI of the Transactions, except for (i) compliance with the NRS, with respect to the filing of the First Articles of Merger and Second Articles of Merger, (ii)
compliance with and filings pursuant to applicable Antitrust Laws and Foreign Direct Investment
Laws of any jurisdiction, (iii) compliance with the applicable requirements of the Securities Act and the Exchange Act, (iv) compliance with the “blue sky” laws of various states, (v) any compliance with the National Industrial Security Program Operating Manual (“NISPOM”)
regarding any notification to the Defense Counterintelligence and Security Agency (“DCSA”),

and (vi) any consent, approval, order, authorization, registration, declaration or filing required pursuant to any Contract between xAI or any xAI Subsidiary and a Governmental Body entered into in the ordinary course.
(d)Assuming the accuracy of the representations and warranties of SpaceX in
Article V, the only votes of holders of any class or series of capital stock of xAI necessary to adopt this Agreement and to approve the Mergers are the approval of this Agreement by the holders of a majority of the voting power of xAI Stock outstanding and entitled to vote thereon and by a majority of the voting power of the outstanding shares of xAI Preferred Stock
(collectively, the “xAI Stockholder Approval”).
(e)All consideration payable to holders of xAI Stock under this Agreement and in accordance with Section 3.1, Section 3.2, Section 3.3, Section 3.5 and Section 3.8 is in
accordance with the articles of incorporation or bylaws or other similar organizational documents of xAI.
Section 4.4No Other SpaceX Representations or Warranties.  XAI hereby acknowledges and agrees that, except for the representations and warranties set forth in Article
V, neither SpaceX, nor any of its Affiliates or Representatives or any other Person, has made or is making, and none of xAI and its Affiliates and Representatives has relied upon, any other express or implied representation or warranty with respect to SpaceX, or any of its Affiliates or
Representatives, or their respective businesses or operations.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SPACEX
Except as set forth in the SpaceX Disclosure Letter attached as Exhibit C hereto, SpaceX hereby represents and warrants to xAI as follows:
Section 5.1Organization.  Each of SpaceX and the Subsidiaries of SpaceX (the
“SpaceX Subsidiaries”) is a corporation, limited liability company or limited partnership (or other applicable entity type in its local jurisdiction of organization) duly organized and validly existing.
Section 5.2Capitalization.
(a)As of January 30, 2026, the authorized capital stock of SpaceX consists of
15,298,073,000 shares, divided into (i) 7,226,430,000 shares of SpaceX Class A Common Stock, of which 251,865,415 are issued and outstanding, (ii) 1,065,000,000 shares of SpaceX Class B
Common Stock, of which 309,763,566 are issued and outstanding (and of which 200,000,000 are
SpaceX Restricted Shares), (iii) 2,000,000,000 shares of SpaceX Class C Common Stock, of which 97,235,921 are issued and outstanding, (iv) 2,400,000,000 shares of SpaceX Class D
Common Stock, none of which are issued and outstanding, and (v) 2,606,643,000 shares of
SpaceX Preferred Stock subdivided into (A) 61,000,000 shares of SpaceX Series A Preferred
Stock, of which 60,406,005 are issued and outstanding, (B) 61,000,000 shares of SpaceX Series
A-1 Preferred Stock, of which 223,167 are issued and outstanding, (C) 5,500,000 shares of
SpaceX Series B Preferred Stock, of which 5,088,053 are issued and outstanding, (D) 5,500,000 shares of SpaceX Series B-1 Preferred Stock, of which 73,725 are issued and outstanding, (E)
10,500,000 shares of SpaceX Series C Preferred Stock, of which 9,661,235 are issued and outstanding, (F) 7,500,000 shares of SpaceX Series D Preferred Stock, of which 5,209,633 are issued and outstanding, (G) 10,500,000 shares of SpaceX Series E Preferred Stock, of which
10,164,587 are issued and outstanding, (H) 6,750,000 shares of SpaceX Series F Preferred Stock, of which 6,670,397 are issued and outstanding, (I) 13,000,000 shares of SpaceX Series G
Preferred Stock, of which 12,622,427 are issued and outstanding, (J) 3,350,000 shares of SpaceX
Series H Preferred Stock, of which 3,181,089 are issued and outstanding, (K) 3,000,000 shares of
SpaceX Series I Preferred Stock, of which 2,951,350 are issued and outstanding, (L) 2,690,000 shares of SpaceX Series J Preferred Stock, of which 2,459,087 are issued and outstanding, (M)
2,651,000 shares of SpaceX Series K Preferred Stock, of which 2,536,912 are issued and outstanding, (N) 1,468,000 shares of SpaceX Series L Preferred Stock, of which 1,376,612 are issued and outstanding, (O) 2,728,000 shares of SpaceX Series M Preferred Stock, of which
2,710,109 are issued and outstanding, and (P) 9,506,000 shares of SpaceX Series N Preferred
Stock, of which 9,332,635 are issued and outstanding.  As of such date, 182,746,884 shares of
SpaceX Common Stock were reserved for future issuance under the SpaceX Stock Plans, inclusive of shares issuable with respect to SpaceX Options and SpaceX SAUs.  As of such date,
7,870 shares of SpaceX Class A Common Stock, 70,000,000 shares of SpaceX Class B Common
Stock and 27,026,983 shares of SpaceX Class C Common Stock were issuable upon the exercise of outstanding SpaceX Options, and 14,762,508 shares of SpaceX Class C Common Stock were issuable upon the settlement of outstanding SpaceX SAUs.  Such issued and outstanding shares of SpaceX Stock have been, and all shares that may be issued pursuant to any SpaceX Stock Plan or as contemplated or permitted by this Agreement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, or in the case of shares that have not yet been issued, will be, fully paid and nonassessable and free of preemptive rights.  Since
January 30, 2026, SpaceX has not authorized the creation or issuance of, or issued, or authorized or effected any split-up or any other recapitalization of, any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock.
SpaceX has not agreed to take any such action, and there are no outstanding contractual obligations of SpaceX of any kind to redeem, purchase or otherwise acquire any outstanding shares of capital stock of SpaceX.  Other than the SpaceX Stock, there are no outstanding bonds, debentures, notes or other indebtedness or securities of SpaceX having the right to vote (or, other than the outstanding SpaceX Equity Awards, convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of SpaceX may vote.  Neither
SpaceX nor any SpaceX Subsidiary is a party to any voting agreement with respect to any
SpaceX securities or securities of any wholly owned SpaceX Subsidiary.
(b)Except as set forth in Section 5.2(a) or with respect to the outstanding
SpaceX Equity Awards, (i) as of January 30, 2026, no shares of capital stock or other voting securities of SpaceX are issued, reserved for issuance or outstanding, and (ii) there are no outstanding securities, options, equity or equity-based compensation, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which SpaceX or any of the SpaceX Subsidiaries is a party or by which any of them is bound obligating SpaceX or any of the SpaceX Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of SpaceX or of any of the SpaceX
Subsidiaries or obligating SpaceX or any of the SpaceX Subsidiaries to issue, grant, extend or enter into any such security, option, equity or equity-based compensation, warrant, call, right, commitment, agreement, arrangement or undertaking.
Section 5.3Authorization; No Conflict.
(a)SpaceX has the requisite corporate power and authority to enter into and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party and, subject to receipt of the SpaceX Stockholder Approval (as defined below), to carry out its obligations hereunder and thereunder and to consummate the Transactions, and no other corporate proceedings on the part of SpaceX or any of the SpaceX Subsidiaries are necessary to authorize the execution and delivery of this Agreement and the performance by SpaceX of its obligations hereunder.  The execution and delivery of this Agreement by SpaceX, the performance by SpaceX of its obligations hereunder and the consummation by SpaceX of the
Transactions have been duly authorized by the SpaceX Board.  This Agreement has been duly executed and delivered by SpaceX and, assuming due execution and delivery by the other parties hereto, constitutes a valid and binding obligation of SpaceX, enforceable in accordance with its terms, subject to bankruptcy, insolvency or similar Laws affecting the enforcement of creditors rights generally and equitable principles of general applicability.
(b)Neither the execution, delivery or performance of this Agreement by
SpaceX nor the consummation by SpaceX of the Transactions nor compliance by SpaceX with any of the provisions herein will result in a violation or breach of or conflict with the articles of incorporation or bylaws or other similar organizational documents of SpaceX.
(c)No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body is necessary to be obtained or made by SpaceX in connection with SpaceX’s execution, delivery and performance of this Agreement or the consummation by SpaceX of the Transactions, except for (i) compliance with the NRS, with respect to the filing of the First Articles of Merger and Second Articles of Merger, (ii)
compliance with and filings pursuant to applicable Antitrust Laws and Foreign Direct Investment
Laws of any jurisdiction, (iii) compliance with the applicable requirements of the Securities Act and the Exchange Act, (iv) compliance with the “blue sky” laws of various states, (v) any compliance with the NISPOM regarding any notification to the DCSA, and (vi) any consent, approval, order, authorization, registration, declaration or filing required pursuant to any
Contract between SpaceX or any SpaceX Subsidiary and a Governmental Body entered into in the ordinary course.
(d)Assuming the accuracy of the representations and warranties of xAI in
Article IV, the only vote of holders of any class or series of capital stock of SpaceX necessary to adopt this Agreement and to approve the Mergers is the approval of this Agreement by the holders of a majority of the voting power of SpaceX Stock outstanding and entitled to vote thereon (the “SpaceX Stockholder Approval”).
Section 5.4No Other XAI Representations or Warranties.  SpaceX hereby acknowledges and agrees that, except for the representations and warranties set forth in Article
IV, neither xAI, nor any of its Affiliates or Representatives or any other Person, has made or is making, and none of SpaceX and its Affiliates and Representatives has relied upon, any other express or implied representation or warranty with respect to xAI, or any of its Affiliates or
Representatives, or their respective businesses or operations.
ARTICLE VI
TAX TREATMENT
Section 6.1Tax Treatment.  Each of SpaceX, xAI and their respective Subsidiaries shall use its reasonable best efforts to cause the Mergers, taken together, to constitute an integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321, that qualifies, for U.S.
federal (and applicable state and local) income tax purposes, as a “reorganization” within the meaning of Section 368(a) of the Code, and to cause this Agreement and the other documents effectuating the Mergers to be treated as (and to be hereby adopted as) a plan of reorganization for purposes of Sections 354, 361 and 368 of the Code and within the meaning of Treasury
Regulations Section 1.368-2(g) (the “Intended Tax Treatment”).  The parties hereto shall report the Mergers in a manner consistent with the Intended Tax Treatment.  None of SpaceX, xAI or any of their respective Subsidiaries shall take (or permit any Affiliate to take) any action or position that could reasonably be expected to prevent or adversely affect the Intended Tax
Treatment, except as required by a “determination” as defined under Section 1313(a) of the Code
(and comparable provisions of state and local Law).
ARTICLE VII
CONDITIONS TO THE MERGERS
Section 7.1Conditions to Each Party’s Obligation to Effect the Mergers.  The
respective obligations of each party to this Agreement to effect the Mergers shall be subject to the satisfaction (or waiver by the party entitled to the benefit thereof) at or prior to the First
Effective Time of the following conditions:
(a)Stockholder Approvals.  Each of the xAI Stockholder Approval and the
SpaceX Stockholder Approval shall have been obtained.
(b)No Legal Restraints.  No Law or order, writ, injunction, judgment, decree or ruling (whether temporary, preliminary or permanent) enacted, promulgated, issued or entered by any Governmental Body having competent jurisdiction over SpaceX or xAI (each, a “Restraint”)
shall be continuing and in effect enjoining, restraining, preventing or prohibiting the consummation of the Mergers or making consummation of the Mergers illegal.
Section 7.2Conditions to Obligations of SpaceX to Effect the Mergers.  The
obligations of SpaceX to effect the Mergers shall be subject to the satisfaction (or waiver by
SpaceX) at or prior to the First Effective Time of the following conditions:
(a)Covenants and Agreements.  XAI shall have performed or complied in all material respects with its obligations, covenants or agreements under the Agreement.
(b)XAI Representations and Warranties.  The representations and warranties of
xAI shall be true and correct in all material respects as of the Agreement Date and as of immediately prior to the First Effective Time as if made at and as of such time (except to the extent that any such representation and warranty expressly relates to a specified earlier date, in which case such representation and warranty need only be true and correct as of such specified earlier date).
(c)No XAI Material Adverse Effect.  Since the Agreement Date, there shall not have occurred and be continuing any Material Adverse Effect with respect to xAI.
Section 7.3Conditions to Obligations of XAI to Effect the Mergers.  The obligations of xAI to effect the Mergers shall be subject to the satisfaction (or waiver by xAI) at or prior to the First Effective Time of the following conditions:
(a)Covenants and Agreements.  SpaceX shall have performed or complied in all material respects with its obligations, covenants or agreements under the Agreement.
(b)SpaceX Representations and Warranties.  The representations and warranties of SpaceX shall be true and correct in all material respects as of the Agreement Date and as of immediately prior to the First Effective Time as if made at and as of such time (except to the extent that any such representation and warranty expressly relates to a specified earlier date, in which case such representation and warranty need only be true and correct as of such specified earlier date).
(c)No SpaceX Material Adverse Effect.  Since the Agreement Date, there shall not have occurred and be continuing any Material Adverse Effect with respect to SpaceX.
Section 7.4FIRPTA Certificate.  Prior to the First Effective Time, xAI shall deliver to
SpaceX a duly executed certificate (a “FIRPTA Certificate”), dated not more than thirty (30)
days prior to the First Effective Time, certifying that (A) xAI is not and in the preceding five-
year period has never been a “United States real property holding corporation” as defined in
Section 897(c)(2) of the Code and the Treasury Regulations promulgated thereunder and (B)
none of the Equity Interests in xAI constitutes a “United States real property interest” as defined in Section 897(c) of the Code and the Treasury Regulations promulgated thereunder, which certificate shall be in accordance with Treasury Regulations Sections 1.897-2(h) and
1.1445-2(c)(3) and in a form reasonably satisfactory to SpaceX.
ARTICLE VIII
TERMINATION
Section 8.1Termination.  This Agreement may be terminated and the Transactions, including the Mergers, may be abandoned at any time prior to the First Effective Time only by the mutual consent of SpaceX and xAI.
Section 8.2Effect of Termination.  In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, and there shall be no damages or liability on the part of SpaceX or xAI or their respective directors, officers, employees, stockholders, Representatives, agents or advisors; provided, however, that this
Section 8.2 and Article IX shall survive the termination of this Agreement and shall remain in full force and effect and nothing herein shall relieve any party hereto from liability as a result of fraud.
ARTICLE IX
MISCELLANEOUS
Section 9.1Amendment or Supplement.  At any time prior to the First Effective Time, this Agreement may be amended or supplemented in any and all respects by written agreement signed by all of the parties hereto.
Section 9.2Extension of Time; Waiver.  Any party may, subject to applicable Law:
(a) waive any inaccuracies in the representations and warranties of any other party hereto; (b)
extend the time for the performance of any of the obligations or acts of any other party hereto; or
(c) to the extent permitted by applicable Law, waive compliance by the other party with any of the agreements contained in this Agreement or, except as otherwise provided in the Agreement, waive any of such party’s conditions.  Notwithstanding the foregoing, no failure or delay by the parties hereto in exercising any right hereunder shall operate as a waiver of rights, nor shall any single or partial exercise of such rights preclude any other or further exercise of such rights or the exercise of any other right hereunder.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
Section 9.3No Survival of Representations and Warranties.  None of the
representations and warranties contained in this Agreement or any other document delivered pursuant to this Agreement shall survive the Mergers.
Section 9.4Entire Agreement; No Third-Party Beneficiary.  This Agreement,
including the exhibits and annexes hereto, and the documents and instruments relating to the
Transactions referred to in this Agreement, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement.  This Agreement is not intended, and shall not be deemed, to create any agreement of employment with any person, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto.
Section 9.5Applicable Law; Jurisdiction; Waiver of Jury Trial.  This Agreement and
all actions (whether at law, in contract, in tort or otherwise) arising out of or relating to this
Agreement, the negotiation, validity or performance of this Agreement or the Mergers shall be governed by, and construed in accordance with, the laws of the State of Texas (except with respect to the effects of the Mergers, which will be subject to the laws of the State of Nevada to the extent so required), regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.  Any Action based upon, arising out of or related to this
Agreement or the transactions contemplated hereby, including any question regarding its existence, validity or termination, will be brought exclusively in Texas Business Court located in
Dallas County, Texas (the “Business Court”); provided, that, with respect to any Action over which the Business Court does not have jurisdiction or refuses to exercise jurisdiction, such

Action shall be heard in federal court located in Dallas County, Texas; provided, further, that with respect to any Action over which the Business Court does not have jurisdiction or refuses to exercise jurisdiction, and the federal district courts located in Dallas County, Texas do not have jurisdiction or refuse to exercise jurisdiction, such Action shall be heard in state district court in
Dallas County, Texas.  Each party irrevocably submits to the exclusive jurisdiction of such court for the purpose of any such Action and waives any objection to venue or forum non conveniens.
EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED
BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT
OF ANY ACTION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS
CONTEMPLATED HEREBY.  EACH PARTY HERETO (I) CERTIFIES THAT NO
REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR
OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION,
SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT
AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS
AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND
CERTIFICATIONS IN THIS SECTION 9.5.
Section 9.6Specific Enforcement.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity, and the parties hereto hereby waive the requirement of any posting of a bond in connection with the remedies described herein.
Section 9.7Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void.
Section 9.8Notices.  All notices and other communications hereunder shall be sent via electronic mail and shall be deemed duly delivered: (a) if sent by email transmission prior to 6:00
p.m. recipient’s local time, upon transmission when receipt is confirmed, and (b) if sent by email transmission after 6:00 p.m. recipient’s local time, the Business Day following the date of transmission:
if to xAI:
Sullivan & Cromwell LLP
550 Hamilton Avenue
Palo Alto, CA 94301-2010
Attn: Mike Ringler and Peter Jones

Email: ringlerm@sullcrom.com; jonesp@sullcrom.com
Phone: (650) 461-5600
If to SpaceX or Merger Subs:
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166-0193
Attn: George Sampas, Robert B. Little, Evan M. D’Amico and Chris Trester
Email: gsampas@gibsondunn.com; rlittle@gibsondunn.com;
edamico@gibsondunn.com; ctrester@gibsondunn.com
Phone: (212) 351-6300
Section 9.9Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this
Agreement shall be valid and enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
Section 9.10Construction.
(a)For purposes of this Agreement, whenever the context requires: (i) the singular number shall include the plural, and vice versa; (ii) the masculine gender shall include the feminine and neuter genders; (iii) the feminine gender shall include the masculine and neuter genders; and (iv) the neuter gender shall include the masculine and feminine genders.
(b)The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
(c)As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
(d)Except as otherwise indicated, all references in this Agreement to
“Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this
Agreement.
(e)The term “or” shall not be exclusive and shall be deemed to be “and/or.”

(f)Except as otherwise specifically provided herein, all references in this
Agreement to any Law include the rules and regulations promulgated thereunder, in each case as amended, re-enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision; provided, that for purposes of any representations and warranties contained in this
Agreement that are made as of a specific date, references to any Law shall be deemed to refer to such Law as amended as of such date.  Any agreement, plan or instrument referred to herein means such agreement, plan or instrument as from time to time amended, modified or supplemented, including by waiver or consent and all attachments thereto and instruments incorporated therein.
Section 9.11Counterparts; Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  This Agreement may be executed and delivered by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means.
[Remainder of Page Intentionally Left Blank]
[Signature Page to Agreement and Plan of Merger and Reorganization]
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

SPACE EXPLORATION TECHNOLOGIES CORP.

By: /s/ Bret Johnsen
Name:Bret Johnsen
Title:Chief Financial Officer
[Signature Page to Agreement and Plan of Merger and Reorganization]

X.AI HOLDINGS CORP.

By: /s/ Elon R. Musk
Name:Elon R. Musk
Title: President
[Signature Page to Agreement and Plan of Merger and Reorganization]

K2 MERGER SUB INC.

By: /s/ Bret Johnsen
Name:Bret Johnsen
Title: President
[Signature Page to Agreement and Plan of Merger and Reorganization]

K2 MERGER SUB 2 LLC

By: /s/ Bret Johnsen
Name:Bret Johnsen
Title: President

ANNEX A
DEFINITIONS
1.Certain Definitions.  The following terms, as used herein, have the following meanings, which meanings shall be applicable equally to the singular and plural of the terms defined:
“Affiliate” has the meaning set forth in Rule 12b-2 of the Exchange Act.
“Antitrust Law” means all Laws, including merger control Laws, prohibiting, limiting or promulgated or intended to govern conduct having the purpose or effect of monopolization, restraint of trade or substantial lessening of competition.
“Business Day” means any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of Nevada or Texas, or is a day on which banking institutions located in the State of Nevada or Texas are authorized or required by Law or other governmental action to close.
“Contract” means any legally binding agreement, contract, subcontract, lease, sublease, license, understanding, instrument, note, bond, mortgage, indenture, option, warranty, insurance policy, benefit plan or other legally binding commitment.
“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.
“Equity Interest” means any share, capital stock, partnership, limited liability membership or similar interest in any Person, and any option, warrant, right or security (including debt securities) convertible or exchangeable or exercisable thereto or therefor.
“Exchange Act” means the Securities Exchange Act of 1934.
“Exchange Agent” means either (i) Gibson, Dunn & Crutcher LLP or (ii) such other party appointed by SpaceX to act as exchange agent hereunder.
“Foreign Direct Investment Laws” means all Laws, including foreign direct investment Laws, prohibiting, limiting or promulgated or intended to govern the investment or acquisition of assets in a jurisdiction on national security or similar grounds.
“GAAP” means United States generally accepted accounting principles, applied on a consistent basis.
“Law” means any federal, state, local, municipal, foreign or other law, treaty, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, order, rule, regulation, ruling, bylaw, official standard, policy or guidance or similar requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Material Adverse Effect” means, with respect to any party, any effect, event, change, occurrence, condition or development (each, an “Effect”) that, individually or when taken together with all other Effects, has had a material adverse change in, or material adverse effect on, the businesses, financial condition or results of operations of such party and its Subsidiaries, taken as a whole; provided, however, that any Effect, to the extent resulting from or arising in connection with (i) the industries, geographies or markets in which such party and its
Subsidiaries operate; or (ii) general economic, political or financial or securities market conditions, shall be excluded from the determination of a Material Adverse Effect, except, in the case of clauses (i) and (ii), to the extent that such Effect (individually or in the aggregate)
disproportionately affects such party and its Subsidiaries, taken as a whole, relative to other
Persons engaged in the same industries, geographies, and markets in which such party and its
Subsidiaries operate; and provided, further, that any Effect, to the extent resulting from or arising in connection with (A) the announcement of this Agreement and the transactions contemplated hereby (it being agreed that the foregoing shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution and delivery of this
Agreement or the public announcement of this Agreement), including the loss or departure of officers or other employees of such party or any of its Subsidiaries, or any termination, reduction
(or potential reduction) or any other negative development (or potential negative development) in such party’s or any Subsidiary’s relationships with any of its customers, suppliers, distributors or other business partners, (B) natural disasters, acts of war, terrorism or sabotage, military actions or the escalation thereof; except, in the case of this clause (B), to the extent that such events
(individually or in the aggregate) disproportionately affect such party and its Subsidiaries, taken as a whole, relative to other Persons engaged in the same industries, geographies or markets in which such party or its Subsidiaries operate, (C) changes in GAAP or changes in the interpretation of GAAP, changes in the accounting rules and regulations of the SEC, or changes in applicable Law; except, in the case of this clause (C), to the extent that such changes
(individually or in the aggregate) disproportionately affect such party and its Subsidiaries, taken as a whole, relative to other Persons engaged in the same industries, geographies or markets in which such party or its Subsidiaries operate, (D) the taking of any action by such party or any of its Subsidiaries to the extent the taking of such action is expressly required by this Agreement or such action or omission was taken at the written request of SpaceX (in the case of xAI) or xAI
(in the case of SpaceX), or (E) any proceeding brought or threatened by stockholders of SpaceX or stockholders of xAI asserting allegations of breach of fiduciary duty relating to this
Agreement, or otherwise arising out of or relating to this Agreement and the transactions contemplated hereby, shall be excluded from the determination of a Material Adverse Effect.
“Merger Consideration” means the Cash Merger Consideration, the Low Vote Stock Merger
Consideration and/or the High Vote Stock Merger Consideration, as applicable.
“Option Cash Election” means an election by a holder of a vested xAI Option to receive a cash payment in lieu of a SpaceX Option at the First Effective Time.
“Person” means any individual, Entity or Governmental Body.
“Representatives” means officers, directors, employees, agents, attorneys, accountants, advisors, investment bankers and representatives.

“RSU Cash Election” means an election by a holder of a vested xAI RSU to receive a cash payment in lieu of SpaceX Class A Common Stock or SpaceX Class B Common Stock, as
applicable, at the First Effective Time.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933.
“Service Provider” means any current or former employee, independent contractor, consultant, director or other individual service provider of xAI or any of its Subsidiaries (in each case excluding Elon Musk and the Elon Musk Revocable Trust).
“SpaceX Board” means the board of directors of SpaceX.
“SpaceX Class A Common Stock” means the Class A Common Stock, par value $0.001 per share, of SpaceX.
“SpaceX Class A Restricted Share” means each share of SpaceX Class A Common Stock that is subject to forfeiture or a right of repurchase by SpaceX.
“SpaceX Class B Common Stock” means the Class B Common Stock, par value $0.001 per share, of SpaceX.
“SpaceX Class B Restricted Share” means each share of SpaceX Class B Common Stock that is subject to forfeiture or a right of repurchase by SpaceX.
“SpaceX Class C Common Stock” means the Class C Common Stock, par value $0.001 per share, of SpaceX.
“SpaceX Class D Common Stock” means the Class D Common Stock, par value $0.0001 per share, of SpaceX.
“SpaceX Common Stock” means the SpaceX Class A Common Stock, the SpaceX Class B
Common Stock, the SpaceX Class C Common Stock and the SpaceX Class D Common Stock.
“SpaceX Equity Awards” means, collectively, SpaceX Options, SpaceX Restricted Shares and
SpaceX SAUs.
“SpaceX Option” means each stock option to purchase shares of SpaceX Class A Common
Stock, SpaceX Class B Common Stock or SpaceX Class C Common Stock, as applicable.
“SpaceX Preferred Stock” means SpaceX Series A Preferred Stock, SpaceX Series A-1 Preferred
Stock, SpaceX Series B Preferred Stock, SpaceX Series B-1 Preferred Stock, SpaceX Series C
Preferred Stock, SpaceX Series D Preferred Stock, SpaceX Series E Preferred Stock, SpaceX
Series F Preferred Stock, SpaceX Series G Preferred Stock, SpaceX Series H Preferred Stock,
SpaceX Series I Preferred Stock, SpaceX Series J Preferred Stock, SpaceX Series K Preferred
Stock, SpaceX Series L Preferred Stock, SpaceX Series M Preferred Stock and SpaceX Series N
Preferred Stock.

“SpaceX Restricted Share” means each share of SpaceX Common Stock that is subject to forfeiture or a right of repurchase by SpaceX.
“SpaceX RSU” means each restricted stock unit corresponding to a share of SpaceX Class A
Common Stock or SpaceX Class B Common Stock, as applicable, that is subject to restrictions based on performance and/or continuing service.
“SpaceX SAU” means each stock award unit corresponding to a share of SpaceX Class C
Common Stock that is subject to restrictions based on performance and/or continuing service.
“SpaceX Series A Preferred Stock” means the class of preferred stock, par value $0.001 per share, of SpaceX designated as Series A Preferred Stock.
“SpaceX Series A-1 Preferred Stock” means the class of preferred stock, par value $0.001 per share, of SpaceX designated as Series A-1 Preferred Stock.
“SpaceX Series B Preferred Stock” means the class of preferred stock, par value $0.001 per share, of SpaceX designated as Series B Preferred Stock.
“SpaceX Series B-1 Preferred Stock” means the class of preferred stock, par value $0.001 per share, of SpaceX designated as Series B-1 Preferred Stock.
“SpaceX Series C Preferred Stock” means the class of preferred stock, par value $0.001 per share, of SpaceX designated as Series C Preferred Stock.
“SpaceX Series D Preferred Stock” means the class of preferred stock, par value $0.001 per share, of SpaceX designated as Series D Preferred Stock.
“SpaceX Series E Preferred Stock” means the class of preferred stock, par value $0.001 per share, of SpaceX designated as Series E Preferred Stock.
“SpaceX Series F Preferred Stock” means the class of preferred stock, par value $0.001 per share, of SpaceX designated as Series F Preferred Stock.
“SpaceX Series G Preferred Stock” means the class of preferred stock, par value $0.001 per share, of SpaceX designated as Series G Preferred Stock.
“SpaceX Series H Preferred Stock” means the class of preferred stock, par value $0.001 per share, of SpaceX designated as Series H Preferred Stock.
“SpaceX Series I Preferred Stock” means the class of preferred stock, par value $0.001 per share, of SpaceX designated as Series I Preferred Stock.
“SpaceX Series J Preferred Stock” means the class of preferred stock, par value $0.001 per share, of SpaceX designated as Series J Preferred Stock.
“SpaceX Series K Preferred Stock” means the class of preferred stock, par value $0.001 per share, of SpaceX designated as Series K Preferred Stock.

“SpaceX Series L Preferred Stock” means the class of preferred stock, par value $0.001 per share, of SpaceX designated as Series L Preferred Stock.
“SpaceX Series M Preferred Stock” means the class of preferred stock, par value $0.001 per share, of SpaceX designated as Series M Preferred Stock.
“SpaceX Series N Preferred Stock” means the class of preferred stock, par value $0.001 per share, of SpaceX designated as Series N Preferred Stock.
“SpaceX Stock” means SpaceX Common Stock and SpaceX Preferred Stock.
“SpaceX Stock Plans” means the Space Exploration Technologies Corp. 2015 Equity Incentive
Plan, the Space Exploration Technologies Corp. 2024 Equity Incentive Plan, the Space
Exploration Technologies Corp. Amended and Restated 2017 Employee Stock Purchase Plan
and the Space Exploration Technologies Corp. 2023 Employee Stock Purchase Plan.
“Subsidiary” means an entity where another Person directly or indirectly owns, beneficially or of record: (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least fifty percent (50%) of the outstanding equity or financial interests of such Entity.
“Tax” means (a) any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, or abandoned property tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax, payroll tax or other tax of any kind whatsoever), tariff, duty (including any customs duty), and (b) any related charge or amount with respect to amounts in clause (a) above (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.
“xAI Class A Common Stock” means the class of common stock, par value $0.001 per share, of
xAI designated as Class A Common Stock.
“xAI Class B Common Stock” means the class of common stock, par value $0.001 per share, of
xAI designated as Class B Common Stock.
“xAI Common Stock” means the xAI Class A Common Stock, the xAI Class B Common Stock
and the xAI Limited Voting Common Stock.
“xAI Equity Awards” means, collectively, xAI Options, xAI Restricted Shares and xAI RSUs.
“xAI High Vote Stock” means the xAI Class B Common Stock and the xAI Series A Preferred
Stock.
“xAI Limited Voting Common Stock” means the class of common stock, par value $0.001 per share, of xAI designated as Limited Voting Common Stock.

“xAI Low Vote Stock” means the xAI Class A Common Stock, the xAI Limited Voting
Common Stock, the xAI Series A-1 Preferred Stock, the xAI Series B Preferred Stock, the xAI
Series C Preferred Stock, the xAI Series D Preferred Stock and the xAI Series E Preferred Stock.
“xAI Option” means each stock option to purchase shares of xAI Class A Common Stock or xAI
Class B Common Stock.
“xAI Preferred Stock” means xAI Series A Preferred Stock, xAI Series A-1 Preferred Stock, xAI
Series B Preferred Stock, xAI Series C Preferred Stock, xAI Series D Preferred Stock and xAI
Series E Preferred Stock.
“xAI Restricted Share” means each share of xAI Stock that is subject to forfeiture or a right of repurchase by xAI.
“xAI RSU” means each restricted stock unit corresponding to a share of xAI Class A Common
Stock or xAI Class B Common Stock, as applicable, that is subject to restrictions based on performance and/or continuing service.
“xAI Series A Preferred Stock” means the class of preferred stock, par value $0.001 per share, of
xAI designated as Series A Preferred Stock.
“xAI Series A-1 Preferred Stock” means the class of preferred stock, par value $0.001 per share, of xAI designated as Series A-1 Preferred Stock.
“xAI Series B Preferred Stock” means the class of preferred stock, par value $0.001 per share, of
xAI designated as Series B Preferred Stock.
“xAI Series C Preferred Stock” means the class of preferred stock, par value $0.001 per share, of
xAI designated as Series C Preferred Stock.
“xAI Series D Preferred Stock” means the class of preferred stock, par value $0.001 per share, of
xAI designated as Series D Preferred Stock.
“xAI Series E Preferred Stock” means the class of preferred stock, par value $0.001 per share, of
xAI designated as Series E Preferred Stock.
“xAI Stock” means xAI Common Stock and xAI Preferred Stock.
“xAI Stock Cash Election” means an election by a Service Provider holder of xAI Stock to receive a cash payment in lieu of the Low Vote Stock Merger Consideration or the High Vote
Stock Merger Consideration, as applicable.
“xAI Stock Plans” means the Amended and Restated xAI Corp. 2023 Equity Incentive Plan, X
Holdings Corp. 2023 Incentive Plan and the xAI Holdings Corp. 2025 Equity Incentive Plan.
“xAI Warrant” means each warrant to purchase shares of xAI Class A Common Stock.

2.Cross-Reference Table.  The following terms defined elsewhere in this Agreement in the
Sections set forth below will have the respective meanings therein defined.

Definition	Section
83(b) Election	Section 3.1(a)(i)
Agreement	Preamble
Agreement Date	Preamble
Book-Entry Share	Section 3.4(a)
Canceled xAI Shares	Section 3.1(a)(v)
Cash Merger Consideration	Section 3.1(a)(iii)
Certificate	Section 3.4(a)
Closing	Section 1.3
Closing Date	Section 1.3
Code	Recitals
Committed xAI Series E Preferred Stock	Section 3.1(a)(vi)
DCSA	Section 4.3(c)
Effect	Annex A (within the definition of Material Adverse Effect)
Election Deadline	Section 3.2(c)(ii)
Eligible xAI Shares	Section 3.8(a)
Equity Award Election	Section 3.2(c)(i)
Exchange Ratio	Section 3.1(a)(i)
FIRPTA Certificate	Section 7.4
First Articles of Merger	Section 1.4
First Effective Time	Section 1.4
First Merger	Recitals

First Merger Sub	Preamble
First Step Surviving Corporation	Recitals
Governmental Body	Section 4.3(c)
High Vote Stock Merger Consideration	Section 3.1(a)(ii)
Intended Tax Treatment	Section 6.1
Low Vote Stock Merger Consideration	Section 3.1(a)(i)
Merger Subs	Preamble
Mergers	Recitals
NISPOM	Section 4.3(c)
NRS	Section 1.2(a)
Option Cash Consideration	Section 3.2(a)
Option Election	Section 3.2(c)(i)
Restraint	Section 7.1(b)
RSU Election	Section 3.2(c)(i)
RSU Tax Payment Deadline	Section 3.2(b)(ii)
Second Articles of Merger	Section 1.4
Second Effective Time	Section 1.4
Second Merger	Recitals
Second Merger Sub	Preamble
SpaceX	Preamble
SpaceX Stockholder Approval	Section 5.3(c)
SpaceX Subsidiaries	Section 5.1
Surviving Entity	Recitals
Transactions	Recitals

xAI	Preamble
xAI Articles	Section 2.1(a)
xAI Board	Recitals
xAI Class A Restricted Shares	Section 3.1(a)(i)
xAI Class B Restricted Shares	Section 3.1(a)(ii)
xAI Stock Election	Section 3.8
xAI Stock Purchase Agreement	Section 3.1(a)(vi)
xAI Stockholder Approval	Section 4.3(c)
xAI Subsidiaries	Section 4.1(a)